UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20–5701514
(State of Incorporation or Organization)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares, no par value	New York Stock Exchange
8.25% Senior Notes due 2028	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Explanatory Note

This Registration Statement on Form 8-A is being filed by TravelCenters of America LLC, a Delaware limited liability company (the “Registrant”), in connection with the registration of (i) its common shares, no par value (the “Common Shares”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing of the Common Shares on the New York Stock Exchange (the “NYSE”); and (ii) its 8.25% Senior Notes due 2028 (the “Notes”), under Section 12(b) of the Exchange Act, and the listing of the Notes on the NYSE.  Upon listing of the Common Shares and the Notes on the NYSE, the Registrant intends to withdraw the Common Shares and the Notes from listing and registration on the NYSE MKT LLC.

Item 1.           Description of Registrant’s Securities to be Registered.

A description of the Common Shares is set forth under the heading “Description of the Common Shares and Preferred Shares We May Offer” in the Prospectus of the Registrant included in the Registrant’s Registration Statement on Form S-3, File No. 333-181182, filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 4, 2012, as thereafter amended, and declared effective on July 11, 2012 (the “Registration Statement”), which description is incorporated herein by reference.

A description of the Notes is set forth  under the heading “Description of Debt Securities We May Offer” in the Prospectus of the Registrant included in the Registrant’s Registration Statement, as supplemented by the description under the heading “Description of Notes” in the Prospectus Supplement of the Registrant dated January 8, 2013, filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, which descriptions are incorporated herein by reference.

Item 2.           Exhibits.

1.1

Certificate of Formation of TravelCenters of America LLC (Incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 filed on December 12, 2006, File No. 333-139272)

1.2

Amended and Restated Limited Liability Company Agreement of TravelCenters of America LLC (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on February 27, 2013)

1.3

Amended and Restated Bylaws of TravelCenters of America LLC, as amended and restated on February 21, 2013 (Incorporated by reference to Exhibit 3.3 of the Registrant’s Current Report on Form 8-K filed on February 27, 2013)

1.4	Form of share certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on February 24, 2010)
1.5

Indenture by and between TravelCenters of America LLC and U.S. Bank National Association, as trustee, dated as of January 15, 2013 (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed January 15, 2013)

1.6	First Supplemental Indenture by and between TravelCenters of America LLC and U.S. Bank

National Association, as trustee, dated as of January 15, 2013 (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed January 15, 2013)
1.7	Form of 8.25% Senior Notes due 2028 (included in Exhibit 1.6 above)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRAVELCENTERS OF AMERICA LLC

Date: April 1, 2013	By:	/s/ Andrew J. Rebholz
		Name:	Andrew J. Rebholz
		Title:	Executive Vice President, Chief Financial Officer and Treasurer